Exhibit 10.10
AMENDED AND RESTATED
PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT
     AMENDED AND RESTATED PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”), dated as of March 31, 2009 (the “Effective Date”), by FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware corporation (the “Grantor”), in favor of THE HUNTINGTON NATIONAL BANK, a national banking association as administrative agent (in such capacity, “Administrative Agent”) for the Lenders.
W i t n e s s e t h:
     Whereas, Franklin Credit Asset Corporation, Tribeca Lending Corporation, the other borrowers party thereto, the financial institutions party thereto as lenders, and The Huntington National Bank, as Administrative Agent are entering into that certain Amended and Restated Credit Agreement, dated as of the Effective Date (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
     Whereas, it is a condition precedent to the obligations of the Administrative Agent and the Lenders to make and/or maintain advances and the financial accommodations provided under the Credit Agreement, that the Grantor shall have executed and delivered this Agreement to the Administrative Agent (for the benefit of the Lenders); and
     Whereas, the Grantor acknowledges that the making and/or maintaining of the advances and other financial accommodations to the Borrowers under the Credit Agreement and other Loan Documents will inure to the substantial benefit of the Grantor.
     Now, Therefore, in consideration of the premises and to comply with the requirements of the Credit Agreement and the other Loan Documents, the Grantor hereby agrees with Administrative Agent as follows:
Section 1. Defined Terms
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meaning given to them in the Credit Agreement.
Section 2. Grant of Security Interest in Collateral
     The Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby collaterally pledges, assigns, conveys, mortgages, pledges, hypothecates and transfers to Administrative Agent, and grants to Administrative Agent a lien on and security interest in, all of its right, title and interest in, to and under the following collateral of such Grantor (the “Collateral”):
     (a) all of its proceedings, choses in action and Commercial Tort Claims in which it has an interest, including, without limitation, any proceeding, choses in action, and Commercial Tort Claim referred to on Schedule I attached hereto; and
     (b) all Proceeds of the foregoing.

Section 3. Amendment and Restatement Agreement; No Novation.
     The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to The Huntington National Bank in or under one or more existing security agreements (the “Existing Security Agreement”), and this Agreement amends and restates the Existing Security Agreement. This Agreement is not in any way intended to constitute a novation of any obligation or liability of the Grantor existing under the Existing Security Agreement or evidence payment of all or any portion of any such obligation and liability. Each security agreement and financing statement filed pursuant to the Existing Security Agreement or any predecessor thereto shall remain in full force and effect in all respects as if such “Obligations” or “Secured Obligations” had been payable and effective originally as provided by this Agreement.
Section 4. Waiver of Rights.
     The Grantor waives any claims or other rights which the Grantor might now have or hereafter acquire against any Borrower or any other Person that is primarily or contingently liable on the obligations that arise from the existence or performance of the Grantor’s obligations under this Agreement, including, without limitation, any right of subrogation, suretyship, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent or any Lender against any Borrower or any collateral security therefore which the Administrative Agent or any Lender now has or hereafter acquires; whether such claim, remedy or right arises in equity, under contract or statute, at common law, or otherwise. The waivers contained in this Section inure only to the benefit of the Administrative Agent and each Lender, and their respective successors and assigns, and not to any other parties. The Grantor acknowledges and agrees that the Grantor shall benefit directly and indirectly by the Administrative Agent and the Lenders executing and delivering the Credit Agreement and other Loan Documents.
[Signature Page Follows]

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     In witness whereof, the Grantor has caused this Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

FRANKLIN CREDIT MANAGEMENT CORPORATION, as Grantor

By:	/s/ Thomas J. Axon

Name: Thomas J. Axon
Title: President
Accepted and Agreed
as of the date first above written:
THE HUNTINGTON NATIONAL BANK

By:	/s/ Alan D. Seitz
Name: Alan D. Seitz
Title: Senior Vice President
Signature Page To Amended And Restated Pledge, Assignment And Security Agreement

Acknowledgement of Grantor

State of Ohio	)
) ss.
County of Franklin	)
     On this 25thday of March, 2009, before me personally appeared Thomas J. Axon, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Franklin Credit Management Corporation, a Delaware corporation, who being by me duly sworn did depose and say that he is an authorized representative of said entity, that the said instrument was signed on behalf of said entity and that he acknowledged said instrument to be the free act and deed of said entity.
/s/ Susan E. Portwood
              Notary Public
Acknowledgment Page To Amended And Restated Pledge, Assignment And Security Agreement
Susan E. Portwood
Notary Public State of Ohio
My Commission expires July 12, 2009

Schedule I
to
Agreement
Proceedings, Choses in Action and Commercial Tort Claims
1.	All claims arising out of all loan purchase agreements between Franklin Credit Management Corporation (“FCMC”) and WMC Mortgage, LLC (“WMC”), successor to WMC Mortgage Corp., including, without limitation, (1) that certain loan purchase agreement between FCMC and WMC, dated as of September 29, 2006 and (2) that certain loan purchase agreement between FCMC and WMC, dated as of November 30, 2006.
2.	All claims arising out of all loan purchase agreements between Franklin Credit Management Corporation (“FCMC”) and WMC Mortgage, LLC (“WMC”) including, without limitation, (1) that certain loan purchase agreement between FCMC and WMC, dated as of May 25, 2006, (2) that certain loan purchase agreement between FCMC and WMC, dated as of September 29, 2006, and (3) that certain loan purchase agreement between FCMC and WMC, dated as of November 30, 2006.
3.	All claims arising out of all loan purchase agreements between Franklin Credit Management Corporation (“FCMC”), Decision One Mortgage Company, LLC (“Decision One”), and HSBC Finance Corporation including, without limitation, (1) that certain loan purchase agreement between FCMC and Decision One, dated as of June 23, 2006, (2) that certain loan purchase agreement between FCMC and Decision One, dated as of August 29, 2006, (3) that certain loan purchase agreement between FCMC and Decision One, dated as of September 27, 2006, (4) that certain loan purchase agreement between FCMC and Decision One, dated as of January 26, 2007, and (5) that certain loan purchase agreement between FCMC and Decision One, dated as of February 26, 2007.
4.	All claims arising out of all loan purchase agreements between Franklin Credit Management Corporation (“FCMC”) and Pine State Mortgage Corporation (“Pine State”) including, without limitation, (1) that certain loan purchase agreement between FCMC and Pine State, dated as of February 12, 2007, (2) that certain loan purchase agreement between FCMC and Pine State, dated as of February 28, 2007, (3) that certain loan purchase agreement between FCMC and Pine State, dated as of March 30, 2007, (4) that certain loan purchase agreement between FCMC and Pine State, dated as of April 19, 2007, and (5) that certain loan purchase agreement between FCMC and Pine State, dated as of May 15, 2007.
5.	All claims arising out of all loan purchase agreements between Franklin Credit Management Corporation (“FCMC”) and Metrocities Mortgage, LLC (“Metro”) including, without limitation, that certain loan purchase agreement between FCMC and Metro, dated as of June 18, 2007.
6.	All claims arising out of all loan purchase agreements between Franklin Credit Management Corporation (“FCMC”) and First Residential Mortgage Services Corporation (“First Residential”) including, without limitation, that certain loan purchase agreement between FCMC and First Residential, dated as of February 22, 2007.
7.	All claims arising out of an action commenced on February 6, 2008, in the Supreme Court of the State of New York, County of New York captioned Franklin Credit Management Corporation v. WMC Mortgage LLC, successor to WMC Mortgage Corp., Index No. 08/600355 (Sup. Ct. N.Y. County) whereby Franklin Credit Management Corporation seeks damages in an amount not less than $35,500,000.

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8.	All claims arising out of an action commenced on August 15, 2008, in the Supreme Court of the State of New York, County of New York captioned Franklin Credit Management Corporation v. WMC Mortgage LLC, successor to WMC Mortgage Corp., Index No. 08/602390 (Sup. Ct. N.Y. County) whereby Franklin Credit Management Corporation seeks damages in an amount not less than $36,800,000.
9.	All claims arising out of an action commenced on February 13, 2008, in the Supreme Court of the State of New York captioned Franklin Credit Management Corporation v. Decision One Mortgage Company, LLC and HSBC Finance Corporation, Index No. 08/600434 (Sup. Ct. N.Y. County) whereby Franklin Credit Management Corporation seeks damages in an amount not less than $8,750,000 from Decision One Mortgage Company, LLC and not less than $4,400,000 from HSBC Finance Corporation.
10.	All claims arising out of a settlement agreement being negotiated between Franklin Credit Management Corporation (“FCMC”) and Pine State Mortgage Company (“Pine State”) in the amount of $150,000, arising from an action commenced on March 10, 2008, in the United States District Court for the Southern District of New York captioned Franklin Credit Management Corporation v. Pine State Mortgage Corporation, Case No. 08 CV 2430 (SHS) whereby FCMC seeks damages in an amount not less than $780,000.
11.	All claims arising out of an action commenced on April 7, 2008, in the Supreme Court of the State of New York, County of New York captioned Franklin Credit Management Corporation v. Metrocities Mortgage, LLC, Index No. 08/104977 (Sup. Ct. N.Y. County) whereby Franklin Credit Management Corporation seeks damages in an amount not less than $149,000.
12.	All claims arising out of an action commenced on March 27, 2008, in the Supreme Court of the State of New York, County of New York captioned Franklin Credit Management Corporation v. First Residential Mortgage Services Corporation, Index No. 08/600904 (Sup. Ct. N.Y. County) whereby Franklin Credit Management Corporation seeks damages in an amount not less than $86,000.
13.	All claims arising out of an action commenced on August 14, 2008, in the Supreme Court of the State of New York, County of New York captioned Franklin Credit Management Corporation v. Ace Mortgage Funding, LLC, Index No. 08/602380 (Sup. Ct. N.Y. County) whereby Franklin Credit Management Corporation seeks damages in an amount not less than $180,000.
14.	All claims arising out of an action commenced on September 18, 2008, in the Supreme Court of the State of New York, County of New York captioned Franklin Credit Management Corporation v. AmericaHomeKey, Inc., Case No. 08 CV 8068 (SHS) whereby Franklin Credit Management Corporation seeks damages in an amount not less than $130,000.
15.	All claims arising out of a pending action likely to be captioned Franklin Credit Management Corporation v. EMC Mortgage Corporation, whereby Franklin Credit Management Corporation seeks damages in an amount not less than $3,482,236.10.

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